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SENIOR EXECUTIVE

CHANGE OF CONTROL AND RETENTION

AGREEMENT

        THIS AGREEMENT, dated ________, 200_, is made by and between RIGGS NATIONAL CORPORATION, a Delaware corporation (the “Company”), and ___________________ (the “Executive”).

        WHEREAS, the Company considers it essential to the best interests of its shareholders to facilitate the recruitment and foster the continuous employment of senior executive officers; and

        WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change of Control exists and that such possibility, and the uncertainty and questions which it raises, may result in the departure or distraction of the Company’s senior executive officers to the detriment of the Company and its shareholders; and

        WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Company’s senior executive officers, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

        1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

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        2. Company’s Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive’s covenants set forth in Section 3 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein in the event the Executive’s employment with the Company is (or, under the terms of this Agreement, is deemed to have been) terminated following a Change of Control and during the term of this Agreement. Except as provided herein, no amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms of this Agreement, there shall be deemed to have been) a termination of the Executive’s employment with the Company following a Change of Control and during the term of this Agreement. This Agreement shall not modify the basic employment-at-will relationship between the Executive and the Company nor shall it be construed as creating an express or implied contract of employment. Further, except as otherwise agreed in writing between the Executive and authorized representatives of the Company, the Executive shall not have any right to be retained in the employ of the Company.

        3. The Executive’s Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change of Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months following the date of such Potential Change of Control, (ii) the date of a Change of Control, (iii) the date of termination by the Executive of the Executive’s employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive’s employment for any reason.

        4. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect for a period of twenty-four (24) months beyond the month in which a Change of Control occurs (or, if later, twenty-four (24) months beyond the consummation of the transaction the approval of which by the Company’s shareholders constitutes a Change of Control under Section 15(E)(III) or (IV) hereof).

        5. Compensation Other Than Severance Payments

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            5.1         Following a Change of Control and during the term of this Agreement, if the Executive fails to perform the Executive’s full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive’s full salary to the Executive at the rate in effect at the commencement of the period in which such failure to perform occurs, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefits plan, program or arrangement maintained by the Company during such period, until the Executive’s employment is terminated by the Company for Disability.

            5.2         If the Executive’s employment is terminated for any reason following a Change of Control and during the term of this Agreement, the Company shall pay the Executive’s full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits to which the Executive is entitled in respect of all periods preceding the Date of Termination under the terms of the Company’s compensation and benefits plans, programs or arrangements.

            5.3         If the Executive’s employment is terminated for any reason following a Change of Control and during the term of this Agreement, the Company shall pay the Executive’s normal post-termination compensation and benefits to the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company’s retirement, insurance and other compensation or benefit plans, programs and arrangements.

        6. Severance Payments

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            6.1         Subject to Section 6.2 hereof, the Company shall pay the Executive the payments described in this Section 6.1 (the “Severance Payments”) upon the termination of the Executive’s employment following a Change of Control and during the term of this Agreement, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of the Executive’s death or Disability, or (iii) by the Executive without Good Reason. For purposes of this Agreement, the Executive’s employment shall be deemed to have been terminated by the Company without Cause or by the Executive with Good Reason following a Change of Control if, following a Potential Change of Control, (i) the Executive’s employment is terminated without Cause prior to a Change of Control and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change of Control, (ii) the Executive terminates his employment with Good Reason prior to a Change of Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive’s employment is terminated without Cause prior to a Change of Control and such termination is otherwise in connection with or in anticipation of a Change of Control which actually occurs. For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Executive shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that such position is not correct. Notwithstanding the foregoing, if the Executive terminates employment with the Company by means of a Discretionary Termination, he shall be entitled to 50% of the Severance Benefits set forth in (A) - (F) below.

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                          (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to two (2) times the sum of (i) the greater of the Executive’s annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or the Executive’s annual base salary in effect immediately prior to the Change of Control, and (ii) the greatest of the Executive’s target annual bonus for the fiscal year in which the Date of Termination occurs, the average of the annual bonuses earned or received by the Executive from the Company or its subsidiaries in respect of the two (2) consecutive fiscal years immediately preceding that in which the Date of Termination occurs or the average of the annual bonuses so earned or received in respect of the two (2) consecutive fiscal years immediately preceding that in which the Change of Control occurs.

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                          (B) Notwithstanding any provision of any annual or long-term incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan but which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date or otherwise has not been paid, and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all then uncompleted periods under any such plan, calculated as to each such award by multiplying the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, at the target level, of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period.

                          (C) Notwithstanding any provision of the Company's supplemental pension and thrift plans (the “Supplemental Plans”) to the contrary, upon the termination of the Executive’s employment by the Executive for Good Reason or by the Company, in either case at any time following the occurrence of a Change of Control and during the term of this Agreement, the Executive shall be deemed to have an additional twenty-four (24) months of benefit credit under each of the Supplemental Plans and shall be entitled to receive such additional credit either (1) as part of the benefit otherwise payable under the Supplemental Plan or (2) as a lump sum.

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                          (D) For the twenty-four (24) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any amendment to such benefits made subsequent to a Change of Control which amendment adversely affects in any manner the Executive’s entitlement to or the amount of such benefits); provided, however, that, unless the Executive consents to a different method (after taking into account the effect of such method on the calculation of “parachute payments” pursuant to Section 6.2 hereof), such health insurance benefits shall be provided though a third-party insurer. Benefits otherwise receivable by the Executive pursuant to this Section 6.1(D) shall be reduced to the extent comparable benefits are actually received by the Executive without cost during the twenty-four (24) month period following the Executive’s termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive).

                          (E) If the Executive would have become entitled to benefits under the Company's post-retirement health care or life insurance plans had the Executive’s employment terminated at any time during the period of twenty-four (24) months after the Date of Termination, the Company shall provide such post-retirement health care or life insurance benefits to the Executive commencing on the later of (i) the date that such coverage would have first become available and (ii) the date that like benefits described in subsection (D) of this Section 6.1 terminate.

                          (F) Immediately prior to a Change of Control and notwithstanding any provision in the Company’s 2002 Long-Term Incentive Plan (or any agreement entered into thereunder or any successor stock compensation plan or agreement thereunder) to the contrary, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an award under the 2002 Long-Term Incentive Plan shall lapse.

            6.2         (A) Whether or not the Executive becomes entitled to the Severance Payments, if any payment or benefit received or to be received by the Executive in connection with a Change of Control or the termination of the Executive’s employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change of Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance payments, being hereinafter called “Total Payments”) will be subject (in whole or part) to the Excise Tax, then the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment tax and Excise Tax upon the Gross-Up-Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

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                          (B) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as “parachute payments” within the meaning of section 280G(b)(2) of the Code, unless in the opinion of tax counsel (the “Tax Counsel”) reasonably acceptable to the Executive and selected by the accounting firm (the “Auditor”) which was, immediately prior to the Change of Control, the Company’s independent auditor, such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all “excess parachute payments” within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of section 280G(d)(3) and (4) of the Code. Prior to the payment date set forth in Section 6.3 hereof, the Company shall provide the Executive with its calculation of the amounts referred to in this Section 6.2(B) and such supporting materials as are reasonably necessary for the Executive to evaluate the Company’s calculations. If the Executive disputes the Company’s calculations (in whole or in part), the reasonable opinion of Tax Counsel with respect to the matter in dispute shall prevail.

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                          (C) In the event that (i) amounts are paid to the Executive pursuant to subsection (A) of this Section 6.2, and (ii) the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive’ s employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive’s employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment to the Executive in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess and such portion) at the time that the amount of such excess is finally determined.

            6.3         The payments provided for in subsections (A), (B) and, if applicable, (C) of Section 6.1 hereof and Section 6.2 hereof shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments, or, if applicable, the Excise Tax, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Executive or, in the case of Gross-Up Payments under Section 6.2 hereof, in accordance with Section 6.2 hereof, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2) (B) of the Code). At the time that payments are made under this Section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement). In the event the Company should fail to pay when due the amounts described in subsections (A), (B) and, if applicable, (C) of Section 6.1 hereof or Section 6.2 hereof, the Executive shall also be entitled to receive from the Company an amount representing interest on any unpaid or untimely paid amounts from the due date, as determined under this Section 6.3 (without regard to any extension of the Date of Termination pursuant to Section 7.3 hereof), to the date of payment at a rate equal to the prime rate published in The Wall Street Journal as in effect from time to time after such due date.

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            6.4         The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue relating to the termination of the Executive’ s employment following a Change of Control (including a termination of employment following a Potential Change of Control if the Executive alleges in good faith that such termination will be deemed to have occurred following a Change of Control pursuant to the second sentence of Section 6.1 hereof) or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made as such fees and expenses are incurred by the Executive, but in no event later than five (5) business days after delivery of the Executive’s written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

        7. Termination Procedures and Compensation During Dispute

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            7.1.         Notice of Termination. Following a Change of Control and during the term of this Agreement, any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purpose of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

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            7.2         Date of Termination. “Date of Termination,” with respect to any purported termination of the Executive’s employment after a Change of Control and during the term of this Agreement, shall mean (i) if the Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive’s duties during such thirty (30) day period), and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

            7.3         Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the term of this Agreement ends (taking into account any extensions thereof that shall have occurred) or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

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            7.4         Compensation During Dispute. If a purported termination occurs following a Change of Control and during the term of this Agreement and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement s and shall not be offset against or reduce any other amounts due under this Agreement.

        8. No Mitigation. The Company agrees that, if the Executive’s employment with the Company terminates during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or Section 7.4 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(D) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

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        9. Successors, Binding Agreement

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            9.1         In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive’s employment for Good Reason after a Change of Control, except that, for purposes of implementing the foregoing, the date on which such succession becomes effective shall be deemed the Date of Termination.

            9.2         This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.

        10. Notices

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            For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address shown for the Executive in the personnel records of the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

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                                                To the Company:

                                                Riggs National Corporation
                                                800 17th Street, NW
                                                Washington, DC 20006-3944

                                                Attention: General Counsel

        11. Miscellaneous

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            No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof (i.e., benefits payable to the Executive by reason of the occurrence of a Change of Control) which have been made by either party. The validity, interpretation, construction and performance of this Agreement shall be governed by and subject to any applicable federal laws and the laws of the District of Columbia, without giving effect to principles of conflicts of laws. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6 and 7 hereof shall survive the expiration of the term of this Agreement. All obligations of the Company under this Agreement shall remain unfunded and unsecured for federal income tax purposes and the Executive’s right to any payments shall be that of a general creditor of the Company. Nevertheless, the Company shall establish a so-called “rabbi trust” for purposes of providing payments hereunder and, in the event of a Potential Change of Control, the Company shall immediately transfer to such rabbi trust sufficient funds to satisfy all payment obligations to the Executives hereunder.

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        12. Validity

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            The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        13. Counterparts

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            This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        14. Settlement of Disputes; Arbitration

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            All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive’s claim has been denied. Any further dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation or alleged breach thereof, shall be settled by arbitration in accordance with the Center for Public Resources, Inc. Non-Administered Arbitration Rules, by three arbitrators, none of whom shall be appointed by either party. The arbitration shall be governed by United States Arbitration Act 9 U.S.C. §  1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be the District of Columbia. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive’s right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

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        15. Definitions

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            For purposes of this Agreement, the following terms shall have the meanings indicated below:

                          (A) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

                          (B) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                          (C) "Board" shall mean the Board of Directors of the Company.

                          (D) "Cause" shall mean the termination by the Company of the Executive's employment because of (i) the willful and continued failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision (or any similar provision in any other plan or agreement involving the Executive and the Company), no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

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                          (E) A "Change of Control" shall be deemed to occur upon the happening of any of the following:

(I) individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose selection or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (“Election Contest”) or other actual or threatened solicitation of proxies or consent by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

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(II) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (II) shall not be deemed to be a Change of Control of the Company by virtue of any of the following acquisitions: (a) by the Company or any subsidiary, (b) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, (d) pursuant to a Non-Qualifying Transaction (as defined in paragraph (III)), or (e) pursuant to any acquisition by Joe L. Allbritton (the “Executive”) or any group of persons including the Executive (or any entity controlled by the Executive or any group of persons including the Executive).

(III) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (a) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least a majority of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (b) no person (other than the Executive and affiliates of the Executive or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (c) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfied all of the criteria specified in (a), (b) and (c) above shall be deemed to be a “Non-Qualifying Transaction”).

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(IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur.

(V) notwithstanding clauses (I) through (IV) above, a Change of Control will not result from:

(a) a transfer of the Company’s voting securities by a person who is the beneficial owner (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of 25% or more of the voting securities of the Company (a “25% Owner”) to:

(i) a member of such 25% Owner’s immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during such 25% Owner’s lifetime or by will or the laws of descent and distribution;

(ii) any trust as to which the 25% Owner or a member (or members) of his or her immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) is the beneficiary;

(iii) any trust to which the 25% Owner is the settlor with sole power to revoke;

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(iv) any entity owner which the 25% Owner has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or

(v) any charitable trust, foundation or corporation under section 501(c)(3) of the Code that is funded by the 25% Owner, or

(b) the acquisition of voting securities of the Company or the resulting entity in the event of a Reorganization or Sale, by either:

(i) a person who was a 25% Owner on the effective date of the Plan; or

(ii) a person, trust or other entity described in the foregoing clauses (a)(i)-(v) of this subsection (V).

                          (F) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                          (G) "Company" shall mean Riggs National Corporation and, except in determining under Section 15(E) hereof whether or not any Change of Control of the Company has occurred, shall include its subsidiaries and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                          (H) "Date of Termination" shall have the meaning stated in Section 7.2 hereof.

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                          (I) "Disability" shall be deemed the reason for the termination by the Company of the Executive’s employment, if, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive’s duties with the Company for a period of six (6) consecutive months, the Executive is eligible for disability benefits under the Company’s long-term disability plan and the Company shall have given the Executive a Notice of Termination for Disability following such consecutive six (6) month period, and within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive’s duties.

                          (J) "Discretionary Termination" shall mean a voluntary termination of employment by the Executive at any time during the 30-day period immediately following the first anniversary of the Change of Control.

                          (K) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                          (L) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

                          (M) "Executive" shall mean the individual named in the first paragraph of this Agreement.

                          (N) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive’s express written consent) after any Change of Control, or after any Potential Change of Control under the circumstances described in the second sentence of Section 6.1 hereof (treating all references in paragraphs (I) and (VII) below to a “Change of Control” as references to a “Potential Change of Control”), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI) or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

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(I) the assignment to the Executive of any duties inconsistent with the Executive’s status as a senior executive officer of the Company or a substantial alteration in the nature or status of the Executive’s responsibilities from those in effect immediately prior to the Change of Control other than any such alteration primarily attributable to the fact that the Company may no longer be a public company;

(II) a reduction by the Company in the Executive’s compensation (annual base salary plus bonus) as in effect on the date hereof or as the same may be increased from time to time;

(III) the relocation of the Company’s principal executive offices to a location more than 35 miles from the location of such offices immediately prior to the Change of Control or the Company’s requiring the Executive to be based anywhere other than the Company’s principal executive offices except for required travel on the Company’s business to an extent substantially consistent with the Executive’s present business travel obligations;

(IV) the failure by the Company to pay to the Executive any portion of the Executive’s current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

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(V) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change of Control which is material to the Executive’s total compensation, including but not limited to the Company ‘s stock option, restricted stock, stock appreciation right, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change of Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive’s participation, relative to other participants, as existed immediately prior to the Change of Control;

(VI) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company’s pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change of Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change of Control, or the failure by the Company to maintain a vacation policy with respect to the Executive that is at least as favorable as the vacation policy (whether formal or informal) in place with respect to the Executive immediately prior to the Change of Control; or

(VII) any purported termination of the Executive’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective.

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        The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

        For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.

                          (O) "Gross-Up Payment" shall have the meaning set forth in Section 6.2 hereof.

                          (P) "Notice of Termination" shall have the meaning stated in Section 7.1 hereof.

                          (Q) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                          (R) "Potential Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control;

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(II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control;

(III) any Person becomes the Beneficial Owner, directly or indirectly, or securities of the Company representing 10% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.

                          (S) "Retirement" shall be deemed the reason for the termination of the Executive's employment if such employment is terminated in accordance with the Company’s retirement policy generally applicable to its salaried employees, as in effect immediately prior to the Change of Control, or in accordance with any retirement arrangement established with the Executive’s consent with respect to the Executive.

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                          (T) "Severance Payments" shall mean those payments described in Section 6.1 hereof.

                          (U) "Total Payments" shall mean those payments described in Section 6.2 hereof.

                                                    RIGGS NATIONAL CORPORATION

                                                    By: ______________________________

                                                    EXECUTIVE

                                                    By: ______________________________